Exhibit 99.3

News Release

Contact:	David Amy, EVP & Chief Financial Officer
Lucy Rutishauser, VP-Corporate Finance & Treasurer
(410) 568-1500

SINCLAIR EXPECTS THIRD QUARTER NET BROADCAST REVENUES TO BE BETTER THAN PRIOR ESTIMATES

BALTIMORE (October 13, 2009) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported that it expects net broadcast revenue results for the three months ended September 30, 2009 to be better than the guidance provided on August 5, 2009.  On that date, the Company reported its outlook for third quarter net broadcast revenues to be approximately $126.6 million, a 15.7% decline as compared to third quarter 2008 net broadcast revenues of $150.1 million.  The Company now expects third quarter net broadcast revenues to be approximately $136 million or 9.4% lower than the same period last year.

Commenting on the improvements, David Amy, Executive Vice President and CFO of Sinclair, stated, “The third quarter’s better than expected results came from a variety of categories including the government’s extension of the ‘Cash for Clunkers’ program, higher political ad spending on health care and state-related issues, higher retransmission revenues, as well as increased advertising spending across many categories in August and September, a trend which appears to be continuing into the fourth quarter.”

The Company will provide more detailed 2009 guidance when it releases its final third quarter results on November 4, 2009.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the senior secured notes, nor shall there be any offer or sale of the senior secured notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.  The senior secured notes, when, and if, offered will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements:

The matters discussed in this press release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results.  When used in this press release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified in this release, the impact of changes in national and regional economies, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated and the other risk factors set forth in the Company’s most recent reports on Form 10-Q and Form 10-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

About Sinclair:

Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, owns and operates, programs or provides sales services to 58 television stations in 35 markets.  Sinclair’s television group reaches approximately 22% of U.S. television households and is affiliated with all major networks.  Sinclair owns equity interests in various non-broadcast related companies.

The Company regularly uses its website as a key source of Company information and can be accessed at www.sbgi.net.

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